EXHIBIT 10.1

FORM OF

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of the          day of                     , 20    , by and between VASCO Data Security International, Inc., a Delaware corporation (the “Company”), and                      (“Indemnitee”).

RECITALS

A. The Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of public companies unless they are protected by comprehensive liability insurance, indemnification and advancement of expenses, due to the increased exposure to litigation costs and risks resulting from their service to such companies, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

B. The Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers.

C. The Company believes that it is unfair for its directors and officers to assume the risk of large judgments and significant expenses that may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable.

D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company.

E. Indemnitee is a director of the Company and in such capacity is performing valuable services for the Company.

F. In order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law.

G. The current By-laws of the Company (the “By-laws”) require indemnification of the directors and officers of the Company, and Indemnitee also may be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware;

H. The By-laws expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Company’s Board of Directors (the “Board”), officers and other persons with respect to indemnification;

I. The Board has concluded that, to attract and retain competent and experienced persons to serve as directors and officers of the Company, it is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders for the Company to contractually indemnify its directors and certain of its officers in the manner set forth herein, and to assume for itself liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company as provided herein.

J. This Agreement is a supplement to and in furtherance of the indemnification provided in the By-laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below.

“Claim” means a claim or action asserted by a Person in a Proceeding or any other written demand for relief, in either case in connection with or arising from an Indemnification Event.

“Company Action” means a Proceeding in which a Claim has been brought by or in the name of the Company to procure a judgment in its favor.

“Corporate Status” describes the status of a Person who is, was or may be deemed to be a director, officer, limited liability company manager, partner, employee, controlling person, agent or fiduciary of any Covered Entity.

“Covered Entity” means (i) the Company, (ii) any subsidiary of the Company or (iii) any other Person for which Indemnitee is, was or may be deemed to be serving at the request of the Company, or at the request of any subsidiary of the Company, as a director, officer, employee, controlling person, agent or fiduciary. For purposes of clarification, “serving at the request of the Company” includes any service as a director, officer, limited liability company manager, partner, employee, controlling person, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries.

“Disinterested Director” means, with respect to any determination contemplated by this Agreement, any Person who, as of the time of such determination, is a member of the Board but is not a party to any Proceeding then pending with respect to any Indemnification Event.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any similar federal statute then in effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect.

“Expenses” means any and all direct and indirect fees, costs, retainers, court costs, transcript costs, expert fees, witness fees, travel expenses, duplicating costs, printing costs, binding costs, telephone charges, postage and delivery service fees, and all other disbursements or expenses of any type or nature whatsoever actually and reasonably incurred by Indemnitee (including, subject to the limitations set forth in

Section 3(c) below, reasonable attorneys’ fees) in connection with or arising from an Indemnification Event, including:

(i) the investigation or defense of a Claim;

(ii) being, or preparing to be, a witness or otherwise participating, or preparing to participate, in any Proceeding;

(iii) furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding;

(iv) any appeal of any judgment, outcome or determination in any Proceeding (including any premium, security for and other costs relating to any cost bond, supersedeas bond or any other appeal bond or its equivalent);

(v) establishing or enforcing any right to indemnification or advancement of expenses under this Agreement (including pursuant to Section 2(c) below), Delaware law or otherwise, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous;

(vi) Indemnitee’s defense of any Proceeding instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action); and

(vii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable with respect to such payments.

For purposes of clarification, Expenses shall not include Losses.

“Former Director or Officer” means, with respect to a determination contemplated by this Agreement, a Person who was a member of the Board or an executive officer of the Company but who is no longer serving on the Board or as an executive officer of the Company as of the time of such determination.

An “Indemnification Event” shall be deemed to have occurred if Indemnitee was, is or becomes, or is threatened to be made, a party to or witness or other participant in, or was, is or becomes obligated to furnish or furnishes documents in response to a subpoena or otherwise in connection with, any Proceeding by reason of Indemnitee’s Corporate Status, or by reason of any action or inaction on the part of Indemnitee while serving in any such capacity (including rendering any written statement that is a Required Statement or is made to another director, officer, limited liability company manager, partner, employee, controlling person, agent or fiduciary of a Covered Entity to support a Required Statement).

“Independent Legal Counsel” means an attorney or firm of attorneys designated by Indemnitee that is acceptable, in their reasonable discretion, to a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the Board) and that is experienced in matters of corporate law and neither presently is, nor in the three years prior to such designation has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or other indemnitees under similar indemnity agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification, advancement of Expenses or contribution hereunder.

“Losses” means any and all losses, claims, damages, liabilities, judgments, fines, penalties, settlement payments, awards and amounts of any type whatsoever incurred by Indemnitee in connection with or arising from an Indemnification Event. For purposes of clarification, Losses shall not include Expenses.

“Organizational Documents” means any and all organizational documents, charters or similar agreements or governing documents, including (i) with respect to a corporation, its certificate (or articles) of incorporation and by-laws, (ii) with respect to a limited liability company, its certificate of formation and operating agreement, and (iii) with respect to a limited partnership, its certificate of partnership and partnership agreement.

“Proceeding” means any threatened, pending or completed action, suit, proceeding, arbitration or alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of a Covered Entity or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other enterprise or any government, agency or political subdivision thereof. For purposes of clarification, “any other enterprise” includes employee benefit plans and their related trusts.

“Required Statement” means a written statement of a Person that is required to be, and is, filed with the SEC regarding the design, adequacy or evaluation of a Covered Entity’s disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) or its internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act), or the accuracy, sufficiency or completeness of reports or statements filed by a Covered Entity with the SEC pursuant to federal law and/or administrative regulations, including the certifications contemplated by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation promulgated pursuant thereto.

“Reviewing Party” means, with respect to any determination contemplated by this Agreement, any one of the following: (i) a majority of all Disinterested Directors, even if such Disinterested Directors do not constitute a quorum of the Board; (ii) a committee consisting solely of Disinterested Directors, even if such committee members do not constitute a quorum of the Board, so long as such committee was designated by a majority of all Disinterested Directors; (iii) in the absence of any Disinterested Directors and upon the written consent of Indemnitee, the Company’s stockholders; (iv) Independent Legal Counsel, in which case the applicable determination shall be provided in a written opinion to the Board, with a copy provided to Indemnitee; or (v) if Indemnitee is a Former Director or Officer of the Company at the time of such determination, Independent Legal Counsel

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

2. Indemnification.

(a) Indemnification of Losses and Expenses. If an Indemnification Event has occurred, then, subject to Section 9 and the other provisions of this Agreement below, the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by law, against any and all Losses and Expenses, but only if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, only if Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, court order, settlement or conviction, or on plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee (i) did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or (ii) with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful. For purposes of clarification, a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan and/or related trust shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this paragraph.

(b) Limitation with Respect to Company Actions. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not indemnify and hold harmless Indemnitee with respect to any Losses (as opposed to Expenses) in connection with or arising from any Company Action. Furthermore, the Company shall not indemnify and hold harmless Indemnitee with respect to any Expenses in connection with or arising from any Company Action as to which Indemnitee shall have been finally adjudged to be liable to the Company in a non-appealable judgment by a court of competent jurisdiction unless, and then only to extent that, any court of competent jurisdiction in which such Company Action was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

(c) Advancement of Expenses. To the extent permitted by applicable law and until a determination that Indemnitee is not entitled to be indemnified by the Company under the terms hereof, the Company shall advance Expenses to or on behalf of Indemnitee as soon as practicable, but in any event not later than 30 days after written request therefor by Indemnitee, which request shall be accompanied by vouchers, invoices or similar evidence documenting in reasonable detail the Expenses incurred or to be incurred by Indemnitee. Indemnitee hereby undertakes to repay such amounts advanced if, and only to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses under this Agreement. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such advances.

(d) Contribution. If, and to the extent, the indemnification of Indemnitee provided for in Section 2(a) above for any reason is held by a court of competent jurisdiction not to be permissible for liabilities arising under federal securities laws or ERISA, then the Company, in lieu of indemnifying Indemnitee under this Agreement, shall contribute to the amount paid or payable by Indemnitee as a result of such Losses or Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Covered Entities and all officers, directors, limited liability company managers, partners, employees, controlling persons, agents or fiduciaries of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Covered Entities and all officers, directors, limited liability company managers, partners, employees, controlling persons, agents or fiduciaries of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the action or inaction that resulted in such Losses or Expenses, as well as any other relevant equitable considerations. The relative fault of the Covered Entities and all officers, directors, limited liability company managers, partners, employees, controlling persons, agents or fiduciaries of the Covered Entities other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive. Notwithstanding the foregoing, no Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

3. Indemnification and Advancement of Expenses Procedures.

(a) Notice of Indemnification Event. Indemnitee shall give the Company written notice as soon as practicable of any Indemnification Event of which Indemnitee becomes aware and of any request for indemnification or advancement of Expenses hereunder, provided that any failure to so notify the Company shall not relieve the Company of any of its obligations under this Agreement, except if, and then only to the extent that, such failure materially increases the liability of the Company under this Agreement. The written notice will include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification and/or advancement of Expenses. Promptly upon receipt of any such request for indemnification or advancement of Expenses, the Secretary of the Company shall advise the Board of Directors in writing that Indemnitee has made such request.

(b) Notice to Insurers. If, at the time the Company receives notice of an Indemnification Event pursuant to Section 3(a) above, the Company has liability insurance in effect which may cover such Indemnification Event, the Company shall give prompt written notice of such Indemnification Event to the insurers in accordance with the procedures set forth in each of the applicable policies of insurance and provide a copy of each such notice to Indemnitee and to the Chair of the Corporate Governance and Nominating Committee of the Board. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Indemnification Event in accordance with the terms of such policies; provided that nothing in this Section 3(b) shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided.

(c) Selection of Counsel. If the Company shall be obligated hereunder to pay or advance Expenses or indemnify Indemnitee with respect to any Losses, the Company shall be entitled to assume the defense of any related Claims, with counsel selected by the Company and reasonably acceptable to Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed. After the retention of such counsel by the Company and the receipt of any approval required under the preceding sentence, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the defense of such Claims; provided, however, that: (i) Indemnitee shall have the right to employ counsel in connection with any such Claim at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company with respect to the period after the Company has retained counsel to defend such Claim and such authorization has not been withdrawn, (B) counsel for Indemnitee or counsel for the Company has provided the Company with a written opinion that there is or there is reasonably likely to be a conflict of interest between the Company and Indemnitee on any significant issue in the conduct of any such defense or (C) the Company has ceased its retention of such counsel to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any Claim brought by or in the right of the Company or as to which counsel for the Company or counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (B) in the immediately preceding sentence.

4. Determination of Right to Indemnification.

(a) Successful Proceeding. To the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Section 2(a) or 2(b), the Company shall indemnify Indemnitee against Losses and Expenses incurred by Indemnitee in connection therewith, except as limited by such Sections or otherwise by this Agreement. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all Claims in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually or reasonably incurred by Indemnitee in connection with each successfully resolved Claim.

(b) Presumption of Success. The Company acknowledges that a settlement or other disposition short of final judgment shall be deemed a successful resolution for purposes of Section 4(a) if it permits a party to avoid expense, delay, distraction, disruption or uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding, unless there has been a finding (either adjudicated or pursuant to Section 4(d) below) that Indemnitee (i) did not act in good faith, (ii) did not act in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (iii) with respect to any criminal proceeding, had reasonable grounds to believe his conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by a preponderance of the evidence.

(c) Other Proceedings. To the extent Section 4(a) is inapplicable, the Company shall nevertheless indemnify Indemnitee, unless and to the extent a Reviewing Party chosen pursuant to Section 4(d) determines that Indemnitee has not met the applicable standard of conduct set forth in Section 2(a) or 2(b), as applicable, as a condition to such indemnification.

(d) Reviewing Party Determination. If, and to the extent, any applicable law or this Agreement requires the determination that Indemnitee has met the applicable standard of conduct set forth in Section 2(a) or 2(b), as applicable, as a condition to any such indemnification, a Reviewing Party chosen by the Board (which Reviewing Party shall be an Independent Legal Counsel in the event any Former Director or Officer is seeking indemnification hereunder) shall make such determination in writing, subject to the following:

        (i) A Reviewing Party so chosen shall act in the utmost good faith to assure Indemnitee a complete opportunity to present to such Reviewing Party Indemnitee’s evidence that Indemnitee has met the applicable standard of conduct.

        (ii) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of a Covered Entity, including its financial statements, or on information supplied to Indemnitee by the officers or employees of a Covered Entity in the course of their duties, or on the advice of legal counsel for a Covered Entity or on information or records given, or reports made, to a Covered Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by a Covered Entity, except and to the extent that (A) Indemnitee knew or had reason to know that such records or books of account of a Covered Entity, information supplied by the officers or employees of a Covered Entity, advice of legal counsel or information or records given or reports made by an independent certified public accountant or by an appraiser or other expert were materially false or materially inaccurate, or (B) Indemnitee has not satisfied Indemnitee’s duty of loyalty to the Covered Entity. In addition, the knowledge and/or actions, or failure to act, of any director, officer, limited liability company manager, partner, employee, controlling person, agent or fiduciary of a Covered Entity shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 4(d)(ii) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. Any Person seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by a preponderance of the evidence.

        (iii) If a Reviewing Party chosen pursuant to this Section 4(d) has not made a determination whether Indemnitee is entitled to indemnification within 30 days after being chosen as the Reviewing Party, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 4(d)(iii) shall not apply if (I) the determination of entitlement to indemnification is to be made by the stockholders of the Company, (II) a special meeting of stockholders is called by the Board for such purpose within thirty (30) days after the stockholders are chosen as the Reviewing Party, (III) such meeting is held for such purpose within 60 days after having been so called, and (IV) such determination is made thereat.

(e) Appeal to Court; Enforcement of Agreement by Indemnitee.

        (i) Notwithstanding a determination by a Reviewing Party chosen pursuant to Section 4(d) that Indemnitee is not entitled to indemnification with respect to a specific Claim or Proceeding (an “Adverse Determination”), Indemnitee shall have the right to apply to the court in which that Claim or Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement; provided that Indemnitee shall commence any such proceeding seeking to enforce Indemnitee’s right to indemnification within one year following the date upon which Indemnitee is notified in writing by the Company of the Adverse Determination. If a determination shall have been made pursuant to Section 4(d) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 4(d) shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of the prior adverse determination.

        (ii) In the event of any judicial proceeding between the parties concerning their respective rights and obligations hereunder, the Company shall have the burden of proving by a preponderance of the evidence that the Company is not obligated to make the payment or advance claimed by Indemnitee.

        (iii) If a determination shall have been made pursuant to Section 4(d) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 4(e), absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

        (iv) The Company shall not oppose Indemnitee’s right to seek any judicial adjudication of Indemnitee’s rights under this Agreement. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4 that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of Indemnitee’s rights hereunder shall have been commenced, continued or appealed, that the Company is bound by all the provisions of this Agreement, that the Company’s obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to a breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement.

5. Additional Indemnification Rights; Non-exclusivity.

(a) Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Organizational Documents of any Covered Entity or by applicable law. In the event of any change after the date of this Agreement in any applicable law, statute or rule, that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties rights and obligations hereunder except as set forth in Section 9(c) hereof.

(b) Non-exclusivity. The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall not be deemed exclusive of, but shall be in addition to, any other rights to which Indemnitee may at any time be entitled under the Organizational Documents of any Covered Entity, any other agreement, any vote of stockholders or Disinterested Directors, the laws of the State of Delaware or otherwise. Furthermore, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion of any other right or remedy. The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

6. No Duplication of Payments. Notwithstanding anything to the contrary herein, the Company shall not be liable under this Agreement to make any payment of any amount otherwise indemnifiable hereunder, or for which advancement is provided hereunder, if and to the extent Indemnitee has otherwise actually received such payment, whether pursuant to any insurance policy, the Organizational Documents of any Covered Entity or otherwise.

7. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the SEC has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee, and any right to indemnification hereunder shall be subject to, and conditioned upon, any such required court determination.

8. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, limited liability company managers, partners, employees, controlling persons, agents or fiduciaries of any Covered Entity, Indemnitee shall be covered by such policy or policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Covered Entity’s directors (or limited liability company manager or partner), if Indemnitee is a director (or limited liability company manager or partner) of such Covered Entity, or of the Covered Entity’s officers, if Indemnitee is not a director of such Covered Entity but is an officer of such Covered Entity, or of the Covered Entity’s key employees, controlling persons, agents or fiduciaries, if Indemnitee is not an officer or director but is an employee, controlling person, agent or fiduciary of such Covered Entity, as the case may be. The Company shall advise Indemnitee as to the general terms of, and the amounts of coverage provided by, any liability insurance policy described in this Section 8 and shall promptly notify Indemnitee if, at any time, any such insurance policy will no longer be maintained or the amount of coverage under any such insurance policy will be decreased.

9. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee:

(a) against any Losses or Expenses, or to advance Expenses to Indemnitee, with respect to Claims initiated or brought voluntarily by Indemnitee, and not by way of defense, except (i) Claims to establish or enforce a right to indemnification, contribution or advancement with respect to an Indemnification Event, whether under this Agreement, any other agreement or insurance policy, the Company’s Organizational Documents of any Covered Entity, the laws of the State of Delaware or otherwise, or (ii) if the Board has approved specifically the initiation or bringing of such Claim;

(b) against any Losses or Expenses, or to advance Expenses to Indemnitee, with respect to Claims arising (i) with respect to an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or (ii) pursuant to Section 304 or 306 of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation promulgated pursuant thereto;

(c) if, and to the extent, that such indemnification is not lawful;

(d) for any amounts paid in settlement of any Claim effected without the Company’s prior written consent. The Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the prior written consent of Indemnitee, nor shall the Company settle any Claim in any manner which would impose any fine or obligation on Indemnitee that is not indemnified by the Company hereunder, without Indemnitee’s prior written consent;

(e) if, and to the extent, that the amounts paid in settlement of any Claim were pursuant to a settlement approved by a court of competent jurisdiction and indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement;

(f) against any Losses or Expenses, or to advance Expenses to Indemnitee, with respect to Claims or Proceedings involving the enforcement of non-compete, non-disclosure, non-solicitation and/or clawback, return, forfeiture and/or offset of compensation agreements, or the non-compete, non-disclosure, non-solicitation and/or clawback, return, forfeiture and/or offset provisions of employment, consulting or similar agreements to which Indemnitee may be a party with any Covered Entity.

10. Miscellaneous.

(a) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. In the event any signature to this Agreement is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(b) Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including with respect to the Company, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and with respect to Indemnitee, his spouse, heirs, and personal and legal representatives. The Company shall require and cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether Indemnitee continues to serve as a director, officer, limited liability company manager, partner, employee, controlling person, agent or fiduciary of any Covered Entity.

(c) Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by certified mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar, nationally recognized overnight courier, freight prepaid, or (d) one business day after delivery by confirmed facsimile transmission, if deliverable by facsimile transmission, with copy by other means permitted hereunder, and addressed, if to Indemnitee, to Indemnitee’s address or facsimile number (as applicable) as set forth beneath Indemnitee’s signature to this Agreement, or, if to the Company, at the address or facsimile number (as applicable) of its principal corporate offices (attention: Secretary), or at such other address or facsimile number (as applicable) as such party may designate to the other parties hereto.

(d) Consent to Jurisdiction. Subject to the first sentence of Section 4(e), the Company and Indemnitee each hereby irrevocably consents to the jurisdiction and venue of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the courts of the State of Delaware. THE COMPANY AND INDEMNITEE EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. The Company and Indemnitee each hereby appoints, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

(e) Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the purposes manifested by the provision held invalid, illegal or unenforceable.

(f) Choice of Law. This Agreement shall be governed by and its provisions shall be construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

(h) Amendment and Termination. No amendment, modification, termination, cancellation, waiver of any provision, of this Agreement shall be effective unless it is in a writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(i) No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained or continue in the employ or service of any Covered Entity.

(j) Rules of Construction. Unless otherwise expressly stated: (i) references to numbered or lettered sections and subsections refer to sections and subsections of this Agreement unless otherwise expressly stated, (ii) any reference to statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned, (iii) common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require, and (iv) the word “including,” and variations thereof, shall mean “including without limitation.”

(k) Code Section 409A Compliance. The Company and Indemnitee intend for this Agreement and the benefits provided herein to be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), pursuant to Treasury Regulation Section 1.409A-1(b)(10). To the extent that Code Section 409A applies to any payment of Expenses or Losses under this Agreement, the affected payment shall be paid by the Company to Indemnitee when due in accordance with the applicable Agreement provisions; provided, however, that any such payment:

        (i) shall be made no later than (a) the end of Indemnitee’s taxable year following the taxable year in which Indemnitee incurs such Expense or Loss, (b) with respect to taxes, the end of Indemnitee’s taxable year following the taxable year in which Indemnitee remits such taxes to the applicable taxing authority, or (c) with respect to interest and penalties incurred by Indemnitee with respect to taxes, the end of Indemnitee’s taxable year following the taxable year in which Indemnitee incurs such interest and/or penalties, as applicable;

        (ii) paid by the Company under the Agreement during one calendar year shall not affect the amount payable or reimbursable by the Company during a subsequent calendar year; and

        (iii) may not be exchanged or substituted for other payments to Indemnitee.

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signature page follows]

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

VASCO Data Security International, Inc., a Delaware corporation

By:

Name:

Title:

Address:	1901 South Meyers Road
Suite 210
Oakbrook Terrace, Illinois 60181
Attn: Secretary
Fax No.:	(630) 932-8852

INDEMNITEE:

Signature:

Name:

Address:

Fax No.: